Exhibit 99.1

ZONECARE USA OF DELRAY, LLC

FINANCIAL STATEMENTS

DECEMBER 31, 2006 AND 2005

INDEPENDENT AUDITORS’ REPORT

To the Members

Zone Care USA of Delray, LLC

Delray Beach, Florida

We have audited the accompanying balance sheet of Zone Care USA of Delray, LLC as of December 31, 2006, and the related statements of operations, changes in members’ equity and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Zone Care USA of Delray, LLC as of December 31, 2006 in conformity with accounting principles generally accepted in the United States of America.

The accompanying balance sheet as of December 31, 2005, and the related statements of operations, changes in members’ equity, and cash flows for the year ended December 31, 2005 have been compiled by us in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants. A compilation is limited to presenting information that is the representation of management in the form of financial statements. We have not audited or reviewed such financial statements and, accordingly, do not express an opinion or any other form of assurance on them.

/s/ Daszkal Bolton LLP

Jupiter, Florida

June 1, 2007

ZONECARE USA OF DELRAY, LLC

BALANCE SHEETS

AS OF DECEMBER 31, 2006 AND 2005

ASSETS

	2006	2005
		(Unaudited)
Current assets:
Cash	$10,865	$46,430
Accounts receivable, net	3,066,862	2,540,697
Inventories	13,719	18,080
Prepaid expenses and other current assets	239,684	292,506

Total current assets	3,331,130	2,897,713

Property and equipment, net	260,405	184,905

Loans to related parties	533,350	12,985

Total assets	$4,124,885	$3,095,603

LIABILITIES AND MEMBERS’ EQUITY
Current liabilities:
Accounts payable	$873,090	$580,849
Payable to owner	513,243	—
Insurance Companies Overpayments	1,434,942	736,087
Accrued expenses and other current liabilities	133,857	366,385

Total current liabilities	2,955,132	1,683,321

Members’ Equity	1,169,753	1,412,282

Total liabilities and stockholders’ equity	$4,124,885	$3,095,603

See accompanying notes to financial statements.

ZONECARE USA OF DELRAY, LLC

STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005

	2006	2005
		(Unaudited)
Revenues, net	$20,618,550	$17,885,267

Cost of revenues	11,817,508	10,028,924

Gross profit	8,801,042	7,856,343

Selling, general and administrative expenses	7,090,504	6,851,780

Income from operations	1,710,538	1,004,563

Other income (expense):
Interest income	46,424	—
Interest expense	—	(79)
Loss on disposal of asset	(1,351)	—
Other income	165,177	14,550
Other expense	(3,317)	(35,339)

Total other income (expense)	206,933	(20,868)

Net income	$1,917,471	$983,695

See accompanying notes to financial statements.

ZONECARE USA OF DELRAY, LLC

STATEMENTS OF CHANGES IN MEMBERS’ EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005

	Capital Contributions	Retained Earnings	Total Members’ Equity
Balance as of December 31, 2004 (unaudited)	$100,000	$3,448,600	$3,548,600
Net income	—	983,695	983,695
Distributions	—	(3,120,013)	(3,120,013)

Balance as of December 31, 2005 (unaudited)	100,000	1,312,282	1,412,282

Net income	—	1,917,471	1,917,471
Distributions	—	(2,160,000)	(2,160,000)

Balance as of December 31, 2006	$100,000	$1,069,753	$1,169,753

See accompanying notes to financial statements.

ZONECARE USA OF DELRAY, LLC

STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005

	2006	2005
		(unaudited)
Cash flows from operating activities:
Net (loss) income	$1,917,471	$983,695
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:
Depreciation and amortization	58,964	47,744
Changes in operating assets and liabilities:
(Increase) decrease in:
Accounts receivable	(526,165)	972,967
Inventory	4,347	(12,570)
Prepaid expenses and other current assets	52,822	(28,771)
Increase (decrease) in:
Accounts payable	292,240	(362,623)
Insurance Companies Overpayments	698,855	736,087
Accrued expenses and other current liabilities	(232,528)	166,820

Net cash (used in) provided by operating activities	2,266,006	2,503,349

Cash flows from investing activities:
Purchases of property and equipment	(135,799)	(50,103)
Gain on sale of fixed asset	1,351	—

Net cash provided by (used in) investing activities	(134,448)	(50,103)

Cash flows from financing activities:
Loans to related party	(520,365)	(10,509)
Due to related party	513,242	—
Distributions	(2,160,000)	(2,402,513)

Net cash provided by (used in) financing activities	(2,167,123)	(2,413,022)

Net increase (decrease) in cash	(35,565)	40,224
Cash, beginning of year	46,430	6,206

Cash, end of year	$10,865	$46,430

Supplemental cash flow disclosure:
Interest paid	$—	$—

Income taxes paid	$—	$—

See accompanying notes to financial statements.

ZONECARE USA OF DELRAY, LLC

NOTES TO FINANCIAL STATEMENTS

NOTE 1—ORGANIZATION AND NATURE OF BUSINESS

Nature of Business and Organization

ZoneCare USA of Delray, LLC (the “Company”) is a Customer Responsive Health Care Services Network that provides Proactive Customer Service and Communication, 24 Hours a Day/Seven Days a Week. The Company’s products/services include: DME (Durable Medical Equipment/Medical Supplies), In Person & Conference Call Interpreting & Transportation (Ambulatory, Wheelchair & Stretcher). The company operates mainly in Florida, Georgia and California.

The Company was organized on August 12, 2003 as a limited liability company pursuant to the Florida Limited Liability Company Law.

NOTE 2—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Management Estimates and Assumptions

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition

The Company recognizes revenue when persuasive evidence of an arrangement exists, shipment has occurred and/or services are rendered, price is fixed or determinable and collectibility is reasonably assured.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an initial maturity of three months or less to be cash equivalents. At December 31, 2006, there are no cash equivalents.

Accounts Receivable

Accounts receivable are stated at the unpaid balances. Based on its experience with its customers, management expects to collect all its receivables, and as a result a provision for doubtful accounts has not been recorded.

Property and Equipment

Property and equipment are stated at cost. Incidental expenditures for maintenance and repairs are charged against operations. Renewals and betterment that materially extend the life of assets are capitalized. Depreciation is provided on property and equipment over the equipments estimated useful service lives and is computed under the straight-line method of depreciation.

Income Taxes

The Company has elected to be treated as Limited Liability Company for Federal and State income tax purposes. Under this election, all taxable income, losses and credits pass through to its members and are reflected on their individual income tax returns.

Consequently, no provision for income taxes has been provided for by the Company.

ZONECARE USA OF DELRAY, LLC

NOTES TO FINANCIAL STATEMENTS

NOTE 2—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

Advertising Costs

Advertising and marketing costs are expensed as incurred. Advertising expense totaled $248,881 and $248,534 for the years ended December 31, 2006 and 2005, respectively.

New Accounting Pronouncements

In September 2006, the FASB issued SFAS 157, Fair Value Measurements, which defines fair value, establishes a framework for measuring fair value in GAAP, and expands disclosures about fair value measurements. SFAS 157 does not require any new fair value measurements, but provides guidance on how to measure fair value by providing a fair value hierarch used to classify the source of the information. This statement is effective beginning in October 2008. The Company is evaluating whether adoption of this statement will result in a change to its fair value measurements.

NOTE 3—CONCENTRATIONS OF CREDIT RISK

Cash and equivalents

The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. Accounts are guaranteed by the Federal Deposit Insurance Corporation (FDIC) up to $100,000 per institution. At December 31, 2006, the Company’s cash balance exceeded the insured limit by $134,807.

Customers

Revenues for the year ended December 31, 2006 are from 400 customers with one customer, AIG that accounts for 23% of the total sales for the year, Accounts receivable at the end of 2006 is distributed among 190 customers with two customers accounting for greater than 10% of the balance. AIG represents 27% of the total balance, and Sedgwick represents 10%.

NOTE 4—PROPERTY AND EQUIPMENT

Property and equipment at December 31, 2006 consists of the following:

	Estimated Useful Lives	2006	2005
			(Unaudited)
Computer and Telephone equipment	3 to 5 years	$344,851	$219,019
Furniture and fixtures	5 years	13,467	14,083
Leasehold improvements	5 years	13,450	13,509

		371,768	246,611
Less accumulated depreciation and amortization		(111,363)	(61,706)

		$260,405	$184,905

Depreciation expense was $58,964 and $47,744 for the years ended December 31, 2006 and 2005, respectively.

ZONECARE USA OF DELRAY, LLC

NOTES TO FINANCIAL STATEMENTS

NOTE 5—LEASE OBLIGATIONS

The Company leases office space under a non-cancelable operating lease expiring in 2009 from a related party. Rent expense for the years ended December 31, 2006 and 2005 was $229,622 and $210,651, respectively.

The future minimum lease payments under the operating lease as of December 31, 2006, are as follows:

Year Ending December 31,	Operating Leases
2007	$250,902
2008	218,889
2009	227,645
2010	282,230
2011	293,520

Total minimum lease payments	$1,273,186

NOTE 6—INSURANCE COMPANY OVERPAYMENTS

The Company maintains a current liability for overpayments received from the insurance companies for services rendered by the Company. The amount due the insurance companies at December 31, 2006 and 2005 was $1,434,942 and $736,087, respectively.

NOTE 7—RELATED PARTY TRANSACTIONS

The Company’s related parties include officers, directors and members. Related party transactions during the year ended December 31, 2006 include loans to employees, loans from owners and rent payments for lease of building. Loans to related parties at December 31, 2006 and 2005 were $533,350 and $12,985, respectively. Loans from owners at December 31, 2006 were $513,242. There were no loans from owners outstanding at December 31, 2005. Rent payments for the building lease at December 31, 2006 and 2005 were $229,622 and $210,651, respectively.

Speedy Re-employment

During 2006 the Company was reimbursed $153,777 for certain expenses paid on behalf of Speedy Re-employment, LLC, a related party.

NOTE 8—CERTAIN SELLING GENERAL AND ADMINISTRATIVE EXPENSES

The company incurred costs related to severance and settlement of claims, reported in selling general and administrative expenses in both 2006 and 2005. Expenses in this category totaled $112,235 in 2006 and $204,596 in 2005. Management does not expect to incur similar costs in future periods.

SCHEDULE I — UNAUDITED FINANCIAL STATEMENTS

BALANCE SHEETS AS OF SEPTEMBER 30, 2007 AND 2006

ASSETS
	30-Sep-07	30-Sep-06
	(Unaudited)	(Unaudited)
Current assets:
Cash	$558,000	$915,000
Accounts receivable, net	3,359,000	3,125,000
Other current assets	125,000	201,000

Total current assets	4,042,000	4,241,000

Other assets	34,000	15,000
Property and equipment, net	339,000	85,000

Total assets	$4,415,000	$4,341,000

LIABILITIES AND MEMBERS’ EQUITY

Current liabilities:
Accounts payable	$1,211,000	$1,261,000
Insurance companies overpayments	1,458,000	1,184,000
Accrued expenses and other current liabilities	393,000	711,000

Total current liabilities	3,062,000	3,156,000

Total liabilities	3,062,000	3,156,000

Commitments and contingencies
Members’ equity	1,353,000	1,185,000

Total liabilities and members’ equity	$4,415,000	$4,341,000

SCHEDULE I – UNAUDITED FINANCIAL STATEMENTS

STATEMENTS OF OPERATIONS FOR THE NINE MONTH PERIODS ENDED SEPTEMBER 30, 2007 AND 2006

	30-Sep-07	30-Sep-06
	(Unaudited)	(Unaudited)

Revenues, net	$16,904,000	$16,180,000
Cost of revenues	8,838,000	9,140,000

Gross profit	8,066,000	7,040,000
Selling, general and administrative expenses	5,070,000	135,192

Net income	$2,996,000	$6,904,808